UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 3, 2024

INSULET CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33462	04-3523891
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Nagog Park
Acton	Massachusetts	01720
(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code:	(978)	600-7000

Not Applicable (Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Recommencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised accounting standards provided pursuant to Section 13(a) of the Exchange Act	☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value Per Share	PODD	The NASDAQ Stock Market, LLC

Item 8.01	Other Events

On December 4, 2024, Insulet Corporation (the "Company") issued a press release announcing that, on December 3, 2024, after a four-week trial in the U.S. District Court for the District of Massachusetts in the manner of Insulet Corporation vs. EOFlow Co., Ltd. et al., a jury verdict was returned in favor of the Company.

The jury found that EOFlow Co., Ltd. ("EOFlow") and several other defendants misappropriated certain of the Company's trade secrets. The jury awarded the Company $170 million in compensatory damages from EOFlow and an additional $282 million in exemplary damages from EOFlow for willful and malicious misappropriation, for a total damages award of $452 million. EOFlow's ability to satisfy this damage award is not known with certainty. EOFlow and other defendants may seek to appeal the verdict.

The Company intends to seek injunctive relief from the court in addition to the monetary damages awarded by the jury.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.
The following exhibit is filed as part of this report:

No.	Exhibit
99.1	Press Release dated December 4, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned thereunto duly authorized.

INSULET CORPORATION

December 4, 2024	By:	/s/ John W. Kapples
	Name:	John W. Kapples
	Title:	Senior Vice President, General Counsel